COMPUTATIONAL MATERIALS FOR

BAYVIEW FINANCIAL, Series 2004-C

ABS New Transaction

Computational Materials

$422,656,000 (approximate)

 BayView Financial

Mortgage Pass-Through Certificates,

Series 2004-C

Wells Fargo Bank, N.A.

Master Servicer

Wachovia Bank

Trustee

August 6, 2004

The attached tables and other statistical analyses (the "Computational Materials") are furnished to you solely by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and not by the issuer of the securities or any of its affiliates.  The issuer of these securities has not prepared or taken part in the preparation of these materials.  None of Merrill Lynch, the issuer of the securities nor any of their affiliates makes any representation as to the accuracy or completeness of the information herein.  The information herein is preliminary, and will be superseded by the applicable Prospectus Supplement and by any other information subsequently filed with the Securities and Exchange Commission.  The information herein may not be provided by the addressees to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material.

Numerous assumptions were used in preparing the Computational Materials, which may or may not be stated therein.  As such, no assurance can be given as to the accuracy, appropriateness or completeness of the Computational Materials in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Computational Materials are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives.  In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the attached Computational Materials.  Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

Although a registration statement (including the prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not been filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive information on any matter discussed in this communication.  A final prospectus and prospectus supplement may be obtained by contacting the Merrill Lynch Trading Desk at (212) 449-3659.

Please be advised that asset-backed securities may not be appropriate for all investors.  Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk.  Investors should fully consider the risk of an investment in these securities.

A-IO SENSITIVITY ANALYSIS

Price (%)(1)(2) Yield (%)

4.55821	5.23
4.56821	5.00
4.57821	4.78
4.58821	4.55
4.59821	4.33
4.60821	4.10
4.61821	3.88
4.62821	3.66
4.63821	3.44
4.64821	3.22
4.65821	3.00
4.66821	2.78
4.67821	2.57
4.68821	2.35
4.69821	2.13
4.70821	1.92
4.71821	1.71
4.72821	1.49
4.73821	1.28
4.74821	1.07
4.75821	0.86
WAL	1.30
Mod Durn	0.98

1.    Assumes prepayments occur at 21% CPR.

2.    Assumes a August 25, 2004 settlement

Bayview2004-C Price/Yield - AIO

Balance	$243,979,358.00	Delay	0	WAC	7.41385	WAM	281
Coupon	3.50%	Dated	8/25/04	NET	6.90147	WALA	43
Settle	8/25/04	First Payment	9/28/04

Price	10 CPR	21 CPR	57 CPR	58 CPR	59 CPR	60 CPR	65 CPR	70 CPR
	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
4.63541	3.50	3.50	3.50	3.46	3.00	2.35	(3.13)	(11.77)
4.65821	3.00	3.00	3.00	2.96	2.50	1.85	(3.63)	(12.27)

WAL	1.30	1.30	1.30	1.30	1.30	1.29	1.23	1.14
Mod Durn	0.984	0.984	0.984	0.983	0.982	0.980	0.976	0.985
Payment Window	Sep04 - Feb07	Sep04 - Feb07	Sep04 - Feb07	Sep04 - Feb07	Sep04 - Feb07	Sep04 - Feb07	Sep04 - Feb07	Sep04 - Feb07

LIBOR_1MO	1.50375	1.50375	1.50375	1.50375	1.50375	1.50375	1.50375	1.50375
LIBOR_6MO	1.98000	1.98000	1.98000	1.98000	1.98000	1.98000	1.98000	1.98000
PRIME	4.25000	4.25000	4.25000	4.25000	4.25000	4.25000	4.25000	4.25000
COF	1.70800	1.70800	1.70800	1.70800	1.70800	1.70800	1.70800	1.70800
CMT_1YR	2.15000	2.15000	2.15000	2.15000	2.15000	2.15000	2.15000	2.15000